UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2010

ACCELRYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27188	33-0557266
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

10188 Telesis Court, San Diego, California 92121-4779

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On April 5, 2010, Accelrys, Inc., a Delaware corporation (“we” or the “Company”), Symyx Technologies, Inc., a Delaware corporation (“Symyx”), and Alto Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Symyx, and Symyx will continue as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Merger”). The boards of directors of the Company and Symyx have approved the Merger Agreement and the transactions contemplated thereby.

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of any shares of the capital stock of Symyx, each outstanding share of Symyx common stock will be converted into the right to receive 0.7802 shares of the Company’s common stock (the “Exchange Ratio”). In addition, at the Effective Time: (i) all outstanding options to purchase Symyx common stock will be assumed by the Company and converted into options to purchase Company common stock, in each case appropriately adjusted based on the Exchange Ratio; and (ii) all outstanding restricted stock units representing rights to receive Symyx common stock will vest in full and will entitle the holders thereof to receive shares of Company common stock in accordance with the Exchange Ratio. No fractional shares of Company common stock will be issued in the Merger. The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement specifies that, as of the Effective Time, the board of directors of the Company will be reconstituted such that: (i) Steven Goldby, a current director of Symyx, will join Jeffrey Rodeck and Larry Ferguson as a Class I director of the Company; (ii) Timothy Harkness, a current director of Symyx, will join Max Carnecchia and Christopher Steffen as a Class II director of the Company; and (iii) Chris van Ingen and Bruce Pasternack, current directors of Symyx, will join Ken Coleman and Ricardo Levy as Class III directors of the Company. In addition, the Merger Agreement further provides that following the Effective Time, Max Carnecchia and Michael Piraino will continue to serve as the Company’s Chief Executive Officer and Senior Vice President and Chief Financial Officer, respectively. In connection with the Merger, the Company will also seek stockholder approval to amend its certificate of incorporation, as amended, to increase the number of authorized shares of Company common stock from 60,000,000 to 100,000,000.

Completion of the Merger is subject to various customary conditions, including, among other things: (i) the approval of the stockholders of the Company and Symyx; (ii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by each of the Company and Symyx and the compliance by each of the Company and Symyx with their respective obligations under the Merger Agreement; (iii) obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act, as amended; and (iv) the declaration of the effectiveness by the Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-4 to be filed by the Company.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company and Symyx to continue to conduct their respective businesses in the ordinary course and to cooperate on seeking regulatory approvals and providing access to each other’s information. The Merger Agreement also contains a customary “no solicitation” provision pursuant to which, prior to the completion of the Merger, neither the Company nor Symyx is permitted to solicit or engage in discussions with any third party regarding another acquisition proposal unless it has received an unsolicited bona fide written proposal or offer that the recipient’s board of directors determines is or would reasonably be expected to result in a “Superior Proposal”.

The Merger Agreement contains certain termination rights in favor of each of the Company and Symyx, including each party’s right to terminate the Merger Agreement under certain circumstances in connection with the acceptance of a “Superior Proposal” In addition, the Merger Agreement provides that in connection with certain terminations of the Merger Agreement, depending on the circumstances surrounding the termination, one party may be required to pay the other a termination fee of $7,500,000.

The foregoing summary of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been provided pursuant to applicable rules and regulations of the SEC in order to provide investors and stockholders with information regarding its terms. However, it is not intended to provide any other factual information about the Company, Symyx, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement and, as such, are intended solely for the benefit of the parties to the Merger Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, Symyx, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in the Company’s public disclosures.

AS A RESULT OF THE FOREGOING, INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED NOT TO RELY ON THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THE MERGER AGREEMENT, OR ON ANY DESCRIPTIONS THEREOF, AS ACCURATE CHARACTERIZATIONS OF THE STATE OF FACTS OR CONDITION OF THE COMPANY OR ANY OTHER PARTY. INVESTORS AND STOCKHOLDERS ARE LIKEWISE CAUTIONED THAT THEY ARE NOT THIRD-PARTY BENEFICIARIES UNDER THE MERGER AGREEMENT AND DO NOT HAVE ANY DIRECT RIGHTS OR REMEDIES PURSUANT TO THE MERGER AGREEMENT.

Accelrys Voting Agreement with Key Symyx Stockholders

Concurrently with the execution and delivery of the Merger Agreement, all of the directors and certain executive officers of Symyx (collectively, the “Key Symyx Stockholders”) entered into voting agreements in favor of the Company (collectively, the “Accelrys Voting Agreements”). The shares of Symyx common stock beneficially owned by the Key Symyx Stockholders (including all shares of Symyx common stock underlying options and restricted stock units) and thus subject to the Accelrys Voting Agreements constitutes approximately 5.1% of the total issued and outstanding shares of Symyx common stock.

Pursuant to the Accelrys Voting Agreements, the Key Symyx Stockholders have agreed to vote, or cause to be voted, all shares of Symyx common stock beneficially owned by them in favor of the adoption of the Merger Agreement. In addition, the Key Symyx Stockholders have agreed to vote all such shares of Symyx common stock against any acquisition proposal related to Symyx or any other action involving Symyx that would in any manner interfere with or impede the Merger or the Merger Agreement.

The Accelrys Voting Agreements also provide that the Key Symyx Stockholders will not, among other things, sell, pledge, encumber, transfer or otherwise dispose of, or enter into any contract, option or other agreement with respect to the transfer of, any shares of Symyx common stock beneficially owned by them, or grant any proxies with respect to such shares. The Key Symyx Stockholders have also agreed not to take any actions that Symyx is prohibited from taking pursuant to the “no solicitation” provisions contained in the Merger Agreement.

The Accelrys Voting Agreements will terminate upon the earliest to occur of: (i) the termination of the Merger Agreement in accordance with its terms; (ii) the date on which the Merger becomes effective; and (iii) the date on which an amendment to the Merger Agreement is effected without the consent of the Key Symyx Stockholders that decreases the Exchange Ratio or materially and adversely effects such Key Symyx Stockholders.

The foregoing description of the Accelrys Voting Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Accelrys Voting Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Rights Amendment

In connection with the Merger, the Company and American Stock Transfer & Trust Co. (the “Rights Agent”) entered into an amendment (the “Rights Amendment”) to the Rights Agreement, dated as of September 6, 2002 (the “Rights Agreement”), by and between the Company and the Rights Agent, a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 10, 2002. Pursuant to the Rights Amendment, the Rights Agreement has been amended to provide that neither the execution and delivery of the Merger Agreement or the Voting Agreements, nor the completion of the Merger or the transactions contemplated by the Merger Agreement, will be deemed to result in the occurrence of a “Stock Acquisition Date” (as defined in the Rights Agreement) or the classification of Symyx, any Symyx stockholder or any of their respective affiliates or associates as an “Acquiring Person” (as defined in the Rights Agreement).

The foregoing summary of the Rights Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rights Amendment, a copy of which is attached hereto as Exhibit 4.1 and the terms of which are incorporated herein by reference.

Additional Ancillary Agreements

Concurrently with the execution of the Merger Agreement, all of the directors and certain executive officers of the Company entered into voting agreements with Symyx. The shares of Company common stock beneficially owned by the directors and executive officers of the Company who entered into these voting agreements (including all shares of Company common stock underlying options and restricted stock units) and thus subject to such voting agreements constitutes approximately 5.2% of the total issued and outstanding shares of Company common stock. The terms of such voting agreements are substantially similar to the terms of the Accelrys Voting Agreements.

In addition, certain employees of Symyx, including but not limited to Isy Goldwasser, the Chief Executive Officer of Symyx, and Rex Jackson, the Executive Vice President and Chief Financial Officer of Symyx, entered into short-term employment letter agreements with the Company that will become effective upon the closing of the Merger.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the timing and anticipated completion of the proposed merger; the benefits and synergies expected to result from the proposed merger; the anticipated customer base for the Company and Symyx following the completion of the proposed merger; and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and Symyx and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and neither the Company nor Symyx undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: any operational or cultural difficulties associated with the integration of the businesses of the Company and Symyx; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; unexpected costs, charges or expenses resulting from the proposed merger; litigation or adverse judgments relating to the proposed merger; risks relating to the consummation of the contemplated merger, including the risk that the required stockholder approval might not be obtained in timely manner or at all or that other closing conditions will not be satisfied; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the transaction; and any changes in general economic and/or industry-specific conditions. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of the Company for the year ended March 31, 2009, which was filed with the SEC on May 26, 2009, under the heading “Item 1A—Risk Factors” and in the Annual Report on Form 10-K of Symyx for the year ended December 31, 2009, which was filed with the SEC on February 26, 2010, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by each of the Company and Symyx.

The Company and Symyx also note that a preliminary, draft press release relating to their transaction was inadvertently disseminated on April 2, 2010. The companies retract the errant April 2 release, which was issued in error.

Important Merger Information and Additional Information and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, the Company and Symyx will file relevant materials with the SEC, including the filing by the Company of a Registration Statement on Form S-4 containing a joint proxy statement/prospectus. Investors are strongly urged to read the joint proxy statement/prospectus when it becomes available and other documents filed with the SEC by the Company and Symyx, because they will contain important information about the Company, Symyx and the proposed merger. The joint proxy statement/prospectus and other documents that will be filed by the Company and Symyx with the SEC will be available free of charge at the SEC’s website, www.sec.gov, by directing a request when such a filing is made to the Company, Inc., 10188 Telesis Court, San Diego, California 92121-1761, Attention: Corporate Secretary or by directing a request when such a filing is made to Symyx Technologies, Inc., 1263 East Arques Avenue, Sunnyvale, CA 94085, Attention: Corporate Secretary.

The Company, Symyx and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of the Company is set forth in the Company’s most recent definitive proxy statement, which was filed with the SEC on July 21, 2009. Information about the directors and executive officers of Symyx is set forth in Symyx’s most recent definitive proxy statement, which was filed with the SEC on April 29, 2009. Certain directors and executive officers of the Company and Symyx may have direct or indirect interests in the proposed merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the proposed merger. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus the Company and Symyx will file with the SEC when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	2.1	Agreement and Plan of Merger and Reorganization, dated as of April 5, 2010, by and among Accelrys, Inc., Alto Merger Sub, Inc. and Symyx Technologies, Inc.

	4.1	First Amendment to Rights Agreement, dated as of April 5, 2010, by and between Accelrys, Inc. and American Stock Transfer & Trust Co.

	10.1	Form of Voting Agreement, dated April 5, 2010, by and between Accelrys, Inc. and the directors and certain executive officers of Symyx Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ DAVID R. MERSTEN
David R. Mersten
Senior Vice President, General Counsel & Secretary

Date: April 5, 2010